MARQETA REPORTS THIRD QUARTER 2025 FINANCIAL RESULTS
The global modern card issuer reported Total Processing Volume growth of 33%
and Gross Profit growth of 27% in the third quarter of 2025.
OAKLAND, Calif. – November 5, 2025 - Marqeta, Inc. (NASDAQ: MQ), the global modern card issuing platform, today reported financial results for the third quarter ended September 30, 2025.

The Company reported Total Processing Volume (TPV) of $98 billion, representing a year-over-year increase of 33%. The Company reported Net Revenue of $163 million and Gross Profit of $115 million, representing increases of 28% and 27%, respectively, year-over-year. GAAP Net Loss for the quarter was $4 million and Adjusted EBITDA was $30 million.
“Our robust Q3 financial results demonstrate our business momentum and our ability to deliver strong growth while rapidly improving our profitability,” said Mike Milotich, CEO and CFO of Marqeta. “Marqeta’s unique combination of modern capabilities, scale, geographic reach, expertise and flexibility continues to enable both innovation and growth for our customers.”

Marqeta highlighted several recent business updates that demonstrate its current business momentum, including:
•Marqeta signed a global Fortune 500 company to enable electronic supplier payments. They selected Marqeta for its ability to enable innovation and execute at scale for their small and medium-sized business customers.
•Marqeta was selected to power an embedded finance credit program for a company that helps small and mid-sized companies drive incremental loyalty. They chose Marqeta for its ability to offer a highly configurable solution and the breadth of its platform.
•Marqeta deepened its relationship with a long-standing expense management customer in North America by enabling their expansion into Europe. With Marqeta, the customer can deliver a solution comparable to what they offer in North America with full program management capabilities. This expansion reinforces the value created through the recently closed TransactPay acquisition.

Operating Highlights

In thousands, except percentages and per share data. % change is calculated over the comparable prior-year period (unaudited)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2025	2024		2025	2024
Financial metrics:
Net Revenue	$163,306	$127,967	28%	$452,771	$371,205	22%
Gross Profit	$114,557	$90,132	27%	$317,297	$253,646	25%
Gross Margin	70%	70%	—	70%	68%	2 ppts
Total Operating Expenses	$124,927	$132,363	(6%)	$355,433	$240,687	48%
Net (Loss) Income	($3,624)	($28,643)	87%	($12,531)	$54,405	(123%)
Net (Loss) Income Margin	(2%)	(22%)	20 ppts	(3%)	15%	(18 ppts)
Net (Loss) Income Per Share - Basic	($0.01)	($0.06)	83%	($0.03)	$0.11	(127%)
Net (Loss) Income Per Share - Diluted	($0.01)	($0.06)	83%	($0.03)	$0.10	(130%)
Key operating metric and Non-GAAP financial measures:
Total Processing Volume (TPV) (in millions) [1]	$97,962	$73,899	33%	$273,819	$211,192	30%
Adjusted EBITDA [2]	$30,312	$9,019	236%	$78,900	$16,429	380%
Adjusted EBITDA Margin [2]	19%	7%	12 ppts	17%	4%	13 ppts
Adjusted Operating Expenses [2]	$84,245	$81,113	4%	$238,397	$237,217	—%
1 TPV represents the total dollar amount of payments processed through our platform, net of returns and chargebacks. We believe that TPV is a key indicator of the market adoption of our platform, growth of our brand, growth of our customers' businesses and scale of our business.
2 See "Information Regarding Non-GAAP Measures" for definitions of Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted operating expenses and the reconciliations of the net loss to Adjusted EBITDA, and of the total operating expenses to Adjusted operating expenses.
Third Quarter 2025 Financial Results:
Total Processing Volume increased by 33% year-over-year, rising to $98 billion from $74 billion in the third quarter of 2024.
Net Revenue of $163 million increased by $35 million, or 28%, year-over-year, primarily driven by increased volumes, partially offset by unfavorable mix due to faster growth of card programs where we provide processing services with minimal or no program management.
Gross Profit increased by 27% year-over-year to $115 million from $90 million in the third quarter of 2024. The growth in Gross Profit was largely driven by our TPV growth, net of 1.4 percentage points of headwind due to the revised accounting policy for estimating and recognizing Card Network incentives, effective in Q2'25. Gross Margin was 70% in the third quarter of 2025.
Net Loss of $4 million in the quarter, compared to $29 million in the same period in the prior year, resulted in a year-over-year improvement of $25 million. This result included a non-recurring litigation expense of $4.3 million. The net loss margin was 2% in the third quarter of 2025.
Adjusted EBITDA was $30 million in the third quarter of 2025, increasing by $21 million year-over-year. Adjusted EBITDA margin was 19% in the third quarter of 2025, an increase of 12 percentage points versus last year.

Financial Guidance
The following summarizes Marqeta's guidance for the fourth quarter of 2025:

Fourth Quarter 2025
Net Revenue Growth	22 - 24%
Gross Profit Growth	17 - 19%
Adjusted EBITDA Margin (1)	15 - 16%
(1) See "Information Regarding Non-GAAP Measures" for the definition of Adjusted EBITDA Margin and for information regarding non-availability of a forward reconciliation.
Conference Call
Marqeta will host a live conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-877-407-4018 or direct at 1-201-689-8471. The conference call will also be available live via webcast online at http://investors.marqeta.com.
The telephone replay dial-in numbers are 1-844-512-2921 and 1-412-317-6671 and will be available until November 12, 2025, 8:59 p.m. Pacific time (11:59 p.m. Eastern time). The confirmation code for the replay is 13755994.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements relating to Marqeta’s quarterly and annual guidance; statements regarding Marqeta’s business plans, business strategy and the continued success and growth of our customers; statements regarding Marqeta's partnerships, new product introductions, and product capabilities, including credit card issuing; and statements made by Marqeta’s CEO and CFO. Actual results may differ materially from the expectations contained in these statements due to risks and uncertainties, including, but not limited to, the following: the effect of uncertainties related to our business, results of operations, financial condition, and demand for our platform; the risk that Marqeta’s anticipated accounting treatment may be subject to further changes or developments; the risk that Marqeta is unable to further attract, retain, diversify, and expand its customer base; the risk that Marqeta is unable to drive increased profitable transactions on its platform; the risk that consumers and customers will not perceive the benefits of Marqeta’s products, including credit card issuing; the risk that Marqeta's platform does not operate as intended resulting in system outages; the risk that Marqeta will not be able to achieve the cost structure that Marqeta currently expects; the risk that Marqeta’s solution will not achieve the expected market acceptance; the risk that competition could reduce expected demand for Marqeta’s services, including credit card issuing; the risk that changes in the regulatory landscape could adversely affect Marqeta's operations and revenues, including heightened scrutiny of the banking environment and specific customer program changes; the risk that Marqeta may be unable to maintain relationships with issuing banks and card networks; the risk that Marqeta is not able to identify and recognize the anticipated benefits of any acquisition; the risk that Marqeta is unable to successfully integrate any acquisition; the risk of financial services and banking sector instability and follow on effects to fintech companies; the impact of macroeconomic factors, including various geopolitical conflicts, uncertainty related to global elections, changes in inflation and interest rates, and uncertainty in global economic conditions; and the risk that Marqeta may be subject to additional risks due to its international business activities. Detailed information about these risks and other factors that could potentially affect Marqeta’s business, financial condition and results of operations are included or incorporated by reference in the “Risk Factors” disclosed in Marqeta's Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q, as such risk factors may be updated from time to time in Marqeta’s periodic filings with the SEC, available at www.sec.gov and Marqeta’s website at http://investors.marqeta.com.
The forward-looking statements in this press release are based on information available to Marqeta as of the date hereof. Marqeta disclaims any obligation to update any forward-looking statements, except as required by law.

Disclosure Information
Investors and others should note that Marqeta announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. Marqeta also uses social media to communicate with its customers and the public about Marqeta, its products and services and other matters relating to its business and market. It is possible that the information Marqeta posts on social media could be deemed to be material information. Therefore, Marqeta encourages investors, the media, and others interested in Marqeta to review the information we post on social media channels including the Marqeta X feed (@Marqeta), the Marqeta Instagram page (@lifeatmarqeta), the Marqeta Facebook page, and the Marqeta LinkedIn page. These social media channels may be updated from time to time.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "Information Regarding Non-GAAP Financial Measures".
About Marqeta, Inc.
Marqeta makes it possible for companies to build and embed financial services into their branded experience—and unlock new ways to grow their business and delight users. The Marqeta platform puts businesses in control of building financial solutions, enabling them to turn real-time data into personalized, optimized solutions for everything from consumer loyalty to capital efficiency. With compliance and security built-in, Marqeta’s platform has been proven at scale, processing nearly $300 billion in annual payments volume in 2024. Marqeta is certified to operate in more than 40 countries worldwide and counting. Visit www.marqeta.com to learn more.
Marqeta® is a registered trademark of Marqeta, Inc.
IR Contact: Marqeta Investor Relations, IR@marqeta.com

Marqeta, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net Revenue	$163,306	$127,967	$452,771	$371,205
Costs of Revenue	48,749	37,835	135,474	117,559
Gross Profit	114,557	90,132	317,297	253,646
Operating Expenses:
Compensation and benefits	84,871	100,964	252,330	299,120
Technology	16,942	16,317	47,855	44,204
Professional services	5,518	4,759	15,432	13,437
Occupancy	1,058	1,178	2,818	3,476
Depreciation and amortization	7,019	4,448	19,003	11,941
Marketing and advertising	895	582	2,075	1,688
Other operating expenses	8,624	4,115	15,920	11,438
Executive chairman long-term performance award	—	—	—	(144,617)
Total Operating Expenses	124,927	132,363	355,433	240,687
(Loss) Income from operations	(10,370)	(42,231)	(38,136)	12,959
Other income, net	7,244	13,703	26,544	41,845
(Loss) Income before income tax expense	(3,126)	(28,528)	(11,592)	54,804
Income tax expense	498	115	939	399
Net (Loss) Income	$(3,624)	$(28,643)	$(12,531)	$54,405

Net (loss) income per share attributable to Class A and Class B common stockholders
Basic	$(0.01)	$(0.06)	$(0.03)	$0.11
Diluted	$(0.01)	$(0.06)	$(0.03)	$0.10
Weighted-average shares used in computing net (loss) income per share attributable to Class A and Class B common stockholders
Basic	448,717	507,160	470,294	513,678
Diluted	448,717	507,160	470,294	522,394

Marqeta, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$747,248	$923,016
Restricted cash	234,519	8,500
Short-term investments	83,212	179,409
Accounts receivable, net	36,123	29,988
Settlements receivable, net	15,616	16,203
Network incentives receivable	48,765	66,776
Prepaid expenses and other current assets	34,523	25,405
Total current assets	1,200,006	1,249,297
Operating lease right-of-use assets, net	6,932	2,712
Property and equipment, net	56,527	37,523
Intangible assets, net	53,643	29,774
Goodwill	154,478	123,523
Other assets	16,844	20,375
Total assets	$1,488,430	$1,463,204
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$1,520	$527
Revenue share payable	204,974	193,399
Funds payable and amounts due to customers	233,913	—
Accrued expenses and other current liabilities	196,361	177,059
Total current liabilities	636,768	370,985
Operating lease liabilities, net of current portion	4,843	870
Other liabilities	7,590	6,331
Total liabilities	649,201	378,186
Stockholders' equity :
Common stock	45	50
Additional paid-in capital	1,648,226	1,883,190
Accumulated other comprehensive income (loss)	1,397	(314)
Accumulated deficit	(810,439)	(797,908)
Total stockholders’ equity	839,229	1,085,018
Total liabilities and stockholders' equity	$1,488,430	$1,463,204

Marqeta, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net (loss) income	$(12,531)	$54,405
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	19,003	11,941
Share-based compensation expense	78,689	103,258
Executive chairman long-term performance award	—	(144,617)
Non-cash operating leases expense	1,727	1,017
Accretion of discount on short-term investments	(691)	(2,650)
Other	5,365	328
Changes in operating assets and liabilities:
Accounts receivable	(3,834)	(7,285)
Settlements receivable	587	18,105
Network incentives receivable	18,011	7,140
Prepaid expenses and other assets	(2,743)	3,195
Accounts payable	(125)	(3,274)
Revenue share payable	11,575	(6,564)
Accrued expenses and other liabilities	(2,358)	545
Operating lease liabilities	(3,374)	(2,129)
Net cash provided by operating activities	109,301	33,415
Cash flows from investing activities:
Purchases of property and equipment	(1,992)	(2,382)
Capitalization of internal-use software	(21,470)	(14,577)
Cash paid for business combination, net of cash acquired	(44,608)	—
Restricted cash acquired in business combination	229,650	—
Purchases of short-term investments	(3,501)	—
Maturities of short-term investments	100,160	54,000
Net cash provided by investing activities	258,239	37,041
Cash flows from financing activities:
Change in funds payable and amounts due to customers	4,263	—
Proceeds from exercise of stock options, including early exercised stock options, net of repurchase of early exercised unvested options	1,630	121
Proceeds from shares issued in connection with employee stock purchase plan	994	1,629
Taxes paid related to net share settlement of restricted stock units	(28,493)	(29,043)
Repurchase of common stock	(294,788)	(137,718)
Net cash used in financing activities	(316,394)	(165,011)
Net increase (decrease) in cash, cash equivalents, and restricted cash	51,146	(94,555)
Cash, cash equivalents, and restricted cash- Beginning of period	931,516	989,472
Cash, cash equivalents, and restricted cash - End of period	$982,662	$894,917

Marqeta, Inc.
Financial and Operating Highlights
(in thousands, except per share data or as noted)
(unaudited)

	2025			2024		Year over Year Change Q3'25 vs Q3'24
	Third Quarter 2025	Second Quarter 2025	First Quarter 2025	Fourth Quarter 2024	Third Quarter 2024
Operating performance:
Net Revenue	$163,306	$150,392	$139,073	$135,790	$127,967	28%
Costs of Revenue	48,749	46,331	40,394	37,588	37,835	29%
Gross Profit	114,557	104,061	98,679	98,202	90,132	27%
Gross Margin	70%	69%	71%	72%	70%	—
Operating Expenses:
Compensation and benefits	84,871	81,409	86,050	98,475	100,964	(16%)
Technology	16,942	16,102	14,811	15,855	16,317	4%
Professional services	5,518	4,219	5,695	6,620	4,759	16%
Occupancy	1,058	843	917	2,519	1,178	(10%)
Depreciation and amortization	7,019	6,653	5,331	5,519	4,448	58%
Marketing and advertising	895	711	469	1,298	582	54%
Other operating expenses	8,624	3,352	3,944	5,342	4,115	110%
Total Operating Expenses	124,927	113,289	117,217	135,628	132,363	(6%)
Loss from Operations	(10,370)	(9,228)	(18,538)	(37,426)	(42,231)	75%
Other income, net	7,244	8,787	10,513	10,701	13,703	(47%)
Loss before income tax expense	(3,126)	(441)	(8,025)	(26,725)	(28,528)	89%
Income tax expense	498	206	235	394	115	333%
Net Loss	$(3,624)	$(647)	$(8,260)	$(27,119)	$(28,643)	87%
Loss per share - basic & diluted	$(0.01)	$0.00	$(0.02)	$(0.05)	$(0.06)	83%
TPV (in millions)	$97,962	$91,386	$84,472	$79,913	$73,899	33%
Adjusted EBITDA	$30,312	$28,509	$20,081	$12,663	$9,019	236%
Adjusted EBITDA margin	19%	19%	14%	9%	7%	12	ppts
Financial condition:
Cash and cash equivalents	$747,248	$732,722	$830,897	$923,016	$886,417	(16%)
Restricted cash (1)	$235,413	$8,500	$8,500	$8,500	$8,500	2670%
Short-term investments	$83,212	$88,865	$157,540	$179,409	$217,569	(62%)
Total assets	$1,488,430	$1,214,590	$1,349,627	$1,463,204	$1,435,836	4%
Total liabilities	$649,201	$371,157	$362,367	$378,186	$340,178	91%
Stockholders' equity	$839,229	$843,433	$987,260	$1,085,018	$1,095,658	(23%)
(1) Restricted cash as of September 30, 2025 includes $233.9 million customer funds held by TransactPay in segregated accounts as part of its program management activities related to card and e-money wallet programs. As of September 30, 2025 and June 30, 2025, the balance includes $0.9 million classified within Other assets on our Condensed Consolidated Balance Sheets.
ppts = percentage points

Marqeta, Inc.
Reconciliation of GAAP to NON-GAAP Measures
(in thousands)
(unaudited)
Information Regarding Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. Marqeta considers Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA Margin based on Gross Profit and Adjusted operating expenses as supplemental measures of the company’s performance that are not required by, nor presented in accordance with GAAP.
We define Adjusted EBITDA as net loss adjusted to exclude depreciation and amortization; share-based compensation expense; executive chairman long-term performance award; payroll tax related to share-based compensation; restructuring and other one-time costs; non-recurring litigation expense; acquisition-related expenses which consist of due diligence costs, transaction costs and integration costs related to potential or successful acquisitions, and cash and non-cash postcombination compensation expenses; income tax expense; and other income, net, which consists primarily of interest income from our short-term investments and cash deposits, impairment of financial instruments, and realized foreign currency gains and losses. We believe that Adjusted EBITDA is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period. Additionally, we utilize Adjusted EBITDA as an input into our calculation of our annual employee bonus plans and performance-based restricted stock units.
Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net revenue, Adjusted EBITDA Margin based on Gross Profit is calculated as Adjusted EBITDA divided by Gross Profit, and Net Income (Loss) Margin based on Gross Profit is calculated as Net Income (Loss) divided by Gross Profit. These measures are used by management to evaluate our operating efficiency.
We define Adjusted operating expenses as total operating expenses adjusted to exclude depreciation and amortization; share-based compensation expense; executive chairman long-term performance award; payroll tax related to share-based compensation; restructuring and other one-time costs; and acquisition-related expenses which consists of due diligence costs, non-recurring litigation expense, transaction costs and integration costs related to potential or successful acquisitions, and cash and non-cash postcombination compensation expenses. We believe that Adjusted operating expenses is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period.
Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA Margin based on Gross Profit, Net Income (loss) Margin based on Gross Profit, and Adjusted operating expenses should not be considered in isolation, or construed as an alternative to net loss, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than Marqeta does, which limits its usefulness in comparing Marqeta’s financial results with those of other companies.

The following table shows Marqeta's GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP Net Revenue	$163,306	$127,967	$452,771	$371,205
GAAP Gross Profit	$114,557	$90,132	$317,297	$253,646
GAAP Net (Loss) Income	$(3,624)	$(28,643)	$(12,531)	$54,405
GAAP Net (Loss) Income Margin - % of Net Revenue	(2)%	(22)%	(3)%	15%
GAAP Net (Loss) Income Margin - % of Gross Profit	(3)%	(32)%	(4)%	21%
GAAP Total Operating Expenses	$124,927	$132,363	$355,433	$240,687

Net (Loss) Income	$(3,624)	$(28,643)	$(12,531)	$54,405
Depreciation and amortization expense	7,019	4,448	19,003	11,941
Share-based compensation expense	25,704	35,654	78,689	103,258
Executive chairman long-term performance award	—	—	—	(144,617)
Payroll tax expense related to share-based compensation	583	440	2,150	2,307
Acquisition-related expenses(1)	1,828	10,708	7,315	30,581
Restructuring and other one-time costs(2)	1,251	—	5,582	—
Non-recurring litigation expense (3)	4,297	—	4,297	—
Other income, net	(7,244)	(13,703)	(26,544)	(41,845)
Income tax expense	498	115	939	399
Adjusted EBITDA	$30,312	$9,019	$78,900	$16,429
Adjusted EBITDA Margin - % of Net Revenue	19%	7%	17%	4%
Adjusted EBITDA Margin - % of Gross Profit	26%	10%	25%	6%

GAAP Total Operating Expenses	$124,927	$132,363	$355,433	$240,687
Depreciation and amortization expense	(7,019)	(4,448)	(19,003)	(11,941)
Share-based compensation expense	(25,704)	(35,654)	(78,689)	(103,258)
Executive chairman long-term performance award	—	—	—	144,617
Payroll tax expense related to share-based compensation	(583)	(440)	(2,150)	(2,307)
Acquisition-related expenses(1)	(1,828)	(10,708)	(7,315)	(30,581)
Restructuring and other one-time costs(2)	(1,251)	—	(5,582)	—
Non-recurring litigation expense (3)	(4,297)	—	(4,297)	—
Adjusted Operating Expenses	$84,245	$81,113	$238,397	$237,217
(1) Acquisition-related expenses, including transaction costs, integration costs, and cash and non-cash postcombination compensation expenses, are excluded from Adjusted EBITDA. These expenses are specific to a discrete transaction and do not reflect our ongoing core operations or the recurring expenses required to sustain and operate our business.
(2) Restructuring and other one-time costs include the costs related to the CEO transition and one-time retention bonuses provided to other key employees. These bonuses have service requirements and are expensed over the requisite service period.
(3) Non-recurring litigation expense includes a legal contingency expense recognized in the third quarter of 2025 related to a class action securities litigation.
A reconciliation of Adjusted EBITDA margin to the comparable GAAP measure for the fourth quarter of 2025 is not available due to the challenges and impracticability with estimating some of the items as such items cannot be reasonably predicted and could be significant. Because of those challenges, reconciliations of such forward-looking non-GAAP financial measures are not available without unreasonable effort.